PERSONAL AND CONFIDENTIAL Date: October 2, 2018 To: Reema Poddar From: Oliver Ratzesberger RE: Compensation Alignment I am delighted to inform you that effective immediately we will recognition your position as the Executive Vice President, Product Development. Your compensation will be adjusted as outlined below: Title Executive Vice President, Product Development Base Pay $460,000 effective October 1, 2018 Target Incentive Opportunity 100% of your eligible earnings for 2018 Special Equity Award Total RSU Value of $1,000,000 Severance Plan Participation Executive Severance Plan – Level I Target Incentive Opportunity You will continue to be eligible to participate in Teradata’s Annual Incentive Plan (AIP). Teradata’s AIP is a performance-based annual incentive program based on financial and strategic performance results achieved by Teradata, as well as your individual performance against your business objectives. As such, AIP awards are subject to discretionary adjustment based on performance as outlined in the guidelines. You have an AIP target incentive opportunity of 100% of your eligible earnings. Your 2018 AIP will be calculated at this incentive target for the full year, based on your eligible earnings during the performance period. The AIP calculation and payment process is fully outlined in the AIP guidelines. Special Equity Award You have been awarded an equity award with a total value of $1,000,000 to be granted at the expiration the current trading blackout period (November 5, 2018). This award will vest over a 3-year graded period. The equity award is subject to the terms and conditions set forth in the Company’s Stock Incentive Plan and the applicable award agreements approved in connection with your equity award. Your equity award will be issued under the terms of Teradata’s Stock Incentive Plan, which is administered by Fidelity Investments. The specific terms and conditions relating to the award will be outlined in the applicable award agreement contained on Fidelity’s website. Severance Plan Participation We will be removing you from the Key Employee Severance Plan and you will have the opportunity to join the Executive Severance Plan – Level I. Further documentation as to your participation in the Executive Severance Plan and the plan overview will come from Human Resources in the next couple of weeks.